--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                March 17, 2000


                                  AMRESCO, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



                  0-8630                               59-1781257
        (Commission File number)         (I. R. S. Employer Identification No.)

         700 North Pearl Street
           Suite 1900, LB 342
               Dallas, Texas                           75201-7424
(Address of Principal Executive Offices)               (Zip Code)


        Registrant's telephone number, including area code (214) 953-7700

                                    No Change
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------

Item 2. Acquisition or Disposition of Assets.

         General. On December 8, 1999, the Company and certain of its subsidiaries, as sellers, and Lend Lease (US) Services, Inc. ("Lend Lease"), as purchaser, entered into an Asset Purchase Agreement, which agreement was amended on March 17, 2000 (as amended, the "Purchase Agreement"), pursuant to which the Company agreed to sell to Lend Lease the Company's commercial mortgage banking business (including commercial mortgage servicing, commercial mortgage brokerage and commercial loan origination (excluding the Company's conduit lending programs)) and asset management and real estate structured finance platforms (collectively, the "Businesses"). The transaction encompassed both the domestic and international operations of the Businesses, other than those Business operations conducted in Europe. This sale was completed on March 17, 2000.

         Purchase Price. The gross, unadjusted purchase price for the Businesses was approximately $248.6 million (the "Consideration"). The Consideration was increased by amendment to the Purchase Agreement to reflect certain additional investments made prior to closing that inure to the benefit of Lend Lease. The Consideration is comprised of approximately $223.6 million of cash payable at closing (subject to certain adjustments and holdbacks described below) and an unsecured, non-negotiable promissory note of Lend Lease (the "Note") in the principal amount of $25.0 million. The Consideration received at closing was adjusted for an estimated increase in the net working capital of the Businesses, decreases in the estimated revenues to be received by Lend Lease pursuant to certain servicing agreements as a result of pre-closing asset sales and estimated enumerated expenditures and investments made by the Company prior to closing that inure to Lend Lease's benefit. The cash paid at closing, after adjustments for net working capital of $1.2 million, the Note and holdbacks of $25.0 million was $202.7 million (including an advance by Lend Lease of $4.0 million against the holdbacks, which was repaid on March 22, 2000). The amount of Consideration paid was reduced on an item-by-item basis by the $25.0 million in holdbacks for certain significant consents or approvals not obtained by the Company at the time of closing. If any of these consents or approvals are obtained within one year of the closing and certain other conditions are satisfied, the amount of the corresponding closing reduction will be repaid to the Company. $10 million for consents or approvals were received before the end of the first quarter of 2000. Additionally, consents for $15 million of holdbacks are expected to be received prior to the end of the third quarter of 2000. The purchase price was the result of arms-length negotiations between the parties.

         Interest on the Note accrues at a rate of 7.5% per annum. The initial principal payment under the Note is due on the second anniversary of closing. Payment of the principal is subject to and may be offset by any obligation of the Company owed to Lend Lease under the Purchase Agreement or other agreements related to the Purchase Agreement, including the Company's indemnity obligations thereunder. The Note will not be paid in full until all indemnity claims of Lend Lease or other permitted holdbacks have been finally resolved.

         Purchased Assets. Lend Lease acquired substantially all of the assets (the "Purchased Assets") used in the Businesses. The Purchased Assets include the Businesses' real property, real property leases, fixtures and improvements, furniture, office equipment and similar tangible personal property, permits (to the extent transferable), intellectual property, various servicing and other agreements, accounts receivable, earned and unearned fees and cash. In addition, certain computer hardware and software were also conveyed as well as the equity interests of certain co-investments related to the Businesses and certain foreign subsidiaries. With certain exceptions, Lend Lease did not acquire the loans and other financial-type assets of the Company, whether or not originated by the Businesses.

         Lend Lease assumed certain pre-closing liabilities relating to the Businesses and the Purchased Assets, including certain accounts payable accrued in the ordinary course of business and included in the net working capital of the Businesses, obligations under assumed leases and contracts, and certain obligations to employees hired by Lend Lease to the extent included in the net working capital of the Businesses. Outside of enumerated liabilities or obligations expressly assumed by Lend Lease, all pre-closing liabilities and obligations related to the Businesses remain with the Company.

         Representations and Warranties. The Purchase Agreement contains various representations and warranties customary for asset purchase transactions. The representations and warranties address various matters, including the authorization of the Purchase Agreement, required consents, power and authority, litigation, compliance with laws, title to the assets being conveyed, intellectual property rights and software matters, accuracy of the information supplied to Lend Lease by the Company, absence of changes and undisclosed liabilities, and servicing contract matters.

         Covenants. Following closing, the Company may neither compete, directly or indirectly, in any manner with the Businesses nor solicit employees, customers, clients, suppliers, or licensors with respect to any business conducted by the Company substantially similar to the Businesses.

         Survival and Indemnification. Generally, the representations and warranties survive until the second anniversary of closing. Certain representations and warranties survive indefinitely or until expiration of the applicable statute of limitations. The Purchase Agreement provides that the respective parties will indemnify the other for certain breaches, actions or other claims, including claims arising with respect to liabilities to be assumed by Lend Lease or retained by the Company. The indemnities made by each of the Company and Lend Lease are subject to a basket or floor of $750,000 before any claim can be pursued against the indemnifying party. The indemnity of the Company is subject to a cap of $100 million for breaches of representations and warranties claimed through the first anniversary of closing and, thereafter, $50 million (plus claims made during the first year). Lend Lease's indemnity is limited to $25 million in the aggregate.

         Management Agreement. At closing, Lend Lease entered into an Asset Management and Servicing Agreement (the "Management Agreement") with the Company. Pursuant to the Management Agreement, Lend Lease will manage for the Company various financial and other assets held by the Company, including commercial and industrial loans, commercial and multi-family real estate (including partnership and other equity interests therein). The assets were originated and managed by the Businesses acquired by Lend Lease. The services provided by Lend Lease include advisory, consultation, management, servicing and disposition services. The Management Agreement is similar in its terms to the management agreements that the Company previously entered into with third parties in respect of the same type of assets. The Management Agreement has an initial term of three years subject to automatic annual renewals at the Company's election.

         See Item 7 Exhibit No. 99.1 for the pro forma effects of this transaction.

Item 5. Other Events.

         On March 30, 2000 AMERSCO, INC. entered into the Second Modification of Amended and Restated Credit Agreement by and among AMRESCO, INC. and the subsidiaries of AMRESCO listed as borrowers and Bank of America, N.A., as Administrative Agent, for and on behalf of the Lenders. See the Second Modification in Item 7 Exhibit No. 10.1.

Item 7. Exhibits.

Exhibit
No.


10.1 Second Modification of Amended and Restated Credit Agreement, dated March 30, 2000, by and among AMRESCO, INC. and the subsidiaries of AMRESCO listed as borrowers and Bank of America, N.A., as Administrative Agent, for and on behalf of the Lenders.

99.1 Unaudited Pro forma Consolidated Financial Statements showing the effect of the transaction with Lend Lease (US) Services, Inc.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       By:  AMRESCO, INC.

                                       By:  /s/ Jonathan S. Pettee
                                            ----------------------
                                     Name:  Jonathan S. Pettee
                                    Title:  Executive Vice President and
                                            Chief Financial Officer

Dated:  May 30, 2000

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
10.1     Second Modification of Amended and Restated Credit Agreement, dated
         March 30, 2000, by and among AMRESCO, INC. and the subsidiaries of
         AMRESCO listed as borrowers and Bank of America, N.A., as
         Administrative Agent, for and on behalf of the Lenders.

99.1 Unaudited Pro Forma Consolidated Financial Statements showing the effect of the transaction with Lend Lease (US) Services, Inc.